Exhibit 99.1

Solar3D Completes Acquisition of MD Energy

SANTA BARBARA, CA--(Marketwired - March 03, 2015) - Solar3D, Inc. (SLTD) (SLTDD), a provider of solar power solutions and the developer of a proprietary high efficiency solar cell, announced today that it closed its acquisition of MD Energy LLC, a Rancho Cucamonga-based provider of solar energy projects for residential, commercial, and agricultural customers.

As previously announced on November 6, 2014, Solar3D entered into an asset purchase agreement with MD Energy and the members of MD Energy to acquire 100% of the tangible and intangible assets of MD Energy.

Jim Nelson, Chief Executive Officer of Solar3D, said, "We are pleased to announce that we have successfully closed our acquisition of MD Energy. We believe this acquisition strengthens our competitive position in California, a growing market for solar power. With MD Energy, we will be focused on commercial and industrial customers. We are particularly excited to have Danny Mitchell, MD Energy's Founder and CEO, join our management team. He is a great professional and one with integrity. We are proud to have him direct our business in Southern California."

Mr. Mitchell commented, "We feel that joining Solar3D gives us the depth, capital and impetus to help build our business. Solar3D's team is incredibly accomplished and collaborative. We already feel that we are part of the team and look forward to working with Jim in the coming years ahead to grow the Solar3D business."

The purchase price for MD Energy was $3,500,000.

About Solar3D, Inc.

Solar3D is a leading provider of solar power solutions and the developer of a proprietary high efficiency solar cell. The company's SUNworks division focuses on the design, installation and management of solar power systems for commercial, agricultural and residential customers. SUNworks is one of the fastest growing solar systems providers in California and has delivered hundreds of 2.5 kilowatt to 1-megawatt commercial systems and has the capability of providing systems as large as 25 megawatts. Solar3D's technology division is developing a patent-pending 3-dimensional solar cell technology to maximize the conversion of sunlight into electricity. The Solar3D Cell collects sunlight from a wide angle and lets light bounce around in 3-dimensional microstructures on the solar cell surface. The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.

To learn more about Solar3D, visit our website at http://www.Solar3D.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

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